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EXHIBIT 10.5

SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT

        THIS SECOND AMENDMENT is made on January 30, 2002, by and among NETBANK, INC. (the "Company"), the parent bank holding company of NETBANK, a federal savings bank (the "Bank") (collectively, the "Employer"), and ROBERT E. BOWERS (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Employer and the Executive entered into that certain employment agreement dated as of January 1, 2000 (the "Employment Agreement") which was last amended on December 17, 2001; and

        WHEREAS, the parties wish to further amend the Employment Agreement to modify the Executive's termination rights under the Employment Agreement;

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as of December 17, 2001 to amend the Employment Agreement as follows:

        1.    By deleting the existing Sections 3.2.5 and 3.2.6 and substituting therefor the following:

    "3.2.5 For any reason on or prior to December 31.2002, the Executive may elect to terminate this Agreement, provided that such termination shall not be effective until the later of (a) sixty (60) days after the date written notice of the Employee's intent to terminate the Agreement is received by the Employer, or (b) sixty (60) days following the Closing Date."

        2.    By adding the following new Section 3.3.2(c):

    "(c) Pursuant to Section 3.2.5, the Company shall be required to meet its obligations to the Executive under Section 3.4 below; provided, however, that the Company's obligations shall be conditioned upon the Executive, in his capacity as the Chief Financial Officer of the Employer, having used his best efforts to effect the Company's acquisition of Resource Bank Mortgage Group, Inc. (the "Acquisition"), including the exertion of all reasonable efforts to secure the approval of the Acquisition by the shareholders of the Company and the approval of all regulatory authorities which are necessary to consummate the Acquisition. In addition, prior to such termination, the Executive shall have applied his best efforts to preserve intact the Business of the Employer, including, but not limited to, the retention of its customers, employees and vendors."

        3.    By deleting the third paragraph of Section 3.4 in its entirety.

        4.    By deleting the existing Subsection (c) to Section 4.2 and substituting therefor the following:

    "(c) The Executive shall be entitled to a bonus payment equal to $250,000 (the "Special Incentive Compensation") if the Merger is consummated on or before September 30, 2002. The Special Incentive Compensation shall be paid to the Executive in a single lump sum payment in cash on the Closing Date or as soon as practicable thereafter (the "Payment Date"); provided, however, that the Special Incentive Compensation will only be paid to the Executive if (1) the Merger is consummated on or before September 30, 2002; and (2) one of the following conditions is satisfied: (i) the Executive remains employed by the Company or the Bank continuously through the Payment Date; (ii) the Executive is terminated by the Company without Cause pursuant to Section 3.2.1(b) on or after November 1, 2001 regardless of whether such termination occurs prior to or after the Merger; or (iii) the Executive dies or becomes subject to a Permanent Disability following the effective date of the Merger but prior to the Payment Date."

        In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the day and year first above written.

NETBANK, INC.:
By:	/s/ D.R. GRIMES

Print Name:	D.R. Grimes

Title:	CEO

NETBANK:
By:	/s/ D.R. GRIMES

Print Name:	D.R. Grimes

Title:	CEO

EXECUTIVE:

/s/ ROBERT E. BOWERS ROBERT E. BOWERS

THIRD AMENDMENT
TO EMPLOYMENT AGREEMENT

        THIS THIRD AMENDMENT is made on February 11, 2002, by and among NETBANK, INC., the parent holding company of NETBANK, a federal savings bank (collectively, the "Employer"), and ROBERT E. BOWERS (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Employer and the Executive entered into that certain employment agreement dated as of January 1, 2000 (the "Employment Agreement"), which was first amended on December 17, 2001 and further amended on January 30, 2002; and

        WHEREAS, the parties wish to further amend the Employment Agreement to include certain provisions required by 12 CFR § 563.39(b)(4) and (5);

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as of the Effective Date, except as otherwise provided herein, to amend the Employment Agreement as follows:

        1.    By adding the following new Section 3.5:

          "3.5 Termination in the event of regulatory default.

            (a)  If the Employer is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Employment Agreement shall terminate as of the time of default, but this paragraph 3.5(a) shall not affect any vested rights of the Executive.

            (b)  All obligations under the Employment Agreement shall be terminated, except to the extent determined that continuation of the Employment Agreement is necessary for the continued operation of the Employer:

                (i)  by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the association under the authority contained in Section 1.3(c) of the Federal Deposit Insurance Act; or

              (ii)  by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the association or when the association is determined by the Director to be in an unsafe or unsound condition.

    Any rights of the parties that have already vested, however, shall not be affected by such action."

        In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the day and year first above written.

NETBANK, INC.:
By:	/s/ D.R. GRIMES
Print Name:	D.R. Grimes
Title:	Vice Chairman & CEO
NETBANK:
By:	/s/ D.R. GRIMES
Print Name:	D.R. Grimes
Title:	Vice Chairman & CEO
EXECUTIVE:
/s/ ROBERT E. BOWERS ROBERT E. BOWERS

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SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT